UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

Retractable Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas		75068-0009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

In June 2007, we sued Becton, Dickinson and Company (“BD”) in the United States District Court for the Eastern District of Texas, Marshall Division, alleging infringement of three patents (5,578,011 [subsequently dropped from the case]; 5,632,733; and 6,090,077) and violations by BD of the federal and state antitrust laws, and of the Lanham Act.  In April 2008, we and Thomas J. Shaw sued BD in the United States District Court for the Eastern District of Texas, Marshall Division, alleging infringement of another recently issued patent (7,351,224).  We moved to consolidate this case with the other patent case against BD that was pending in Marshall and the Court granted our motion, consolidating this case with our above-stated case filed in June 2007.

The consolidated case was set for trial in the month of March 2009. (Dkt. No. 79) The Court, however, just recently issued its claim construction ruling on January 20, 2009. In a normal situation, expert discovery would be completed 140 days after a claim construction ruling. In consideration of BD’s Motion to Continue Trial Date the Court found that such discovery cannot be expedited in the next 27 days without substantial prejudice to the one or both parties involved. Moreover, the Court stated that the congestion in its March docket made it unlikely that the case could even be tried in March.  Accordingly, the Court granted BD’s motion and has reset the trial for October 2009.   The parties are ordered to submit proposed scheduling orders by February 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	February 5, 2009	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

		BY:	/s/ Thomas J. Shaw
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE OFFICER